EXHIBIT 99.1

HARBINGER GROUP INC.'S CONSUMER PRODUCTS SEGMENT,
SPECTRUM BRANDS HOLDINGS, INC.,
PLANS TO REPORT FISCAL 2012 SECOND-QUARTER FINANCIAL RESULTS
AND
HOLD CONFERENCE CALL AND WEBCAST ON MAY 9

NEW YORK, April 11, 2012 /Business Wire/ -- Harbinger Group Inc. (“HGI”; NYSE: HRG) today announced that its majority-owned operating subsidiary, Spectrum Brands Holdings, Inc. (“Spectrum Brands”; NYSE: SPB), will issue its fiscal 2012 second-quarter financial results for the period ended April 1, 2012 before the markets open on Wednesday, May 9, 2012.  Spectrum Brands will also conduct a live conference call and webcast at 9:00 a.m. Eastern Time on May 9, 2012.  Interested parties should read Spectrum Brands’ announcements and public filings regarding the date, time and access information and any related changes with respect to the foregoing.

In line with its strategy to generate stockholder value, HGI acquired a majority interest in global consumer products company Spectrum Brands on January 7, 2011. Spectrum Brands operates as a publicly traded subsidiary of HGI with its common stock traded on the New York Stock Exchange. Spectrum Brands' fiscal 2012 second quarter results will be reflected in HGI's results for the quarter ending April 1, 2012.

For the full text of today's Spectrum Brands announcement and details for accessing their conference call and webcast, please visit Spectrum Brands' investor relations website at: http://phx.corporate-ir.net/phoenix.zhtml?c=75225&p=irol-news.

About Harbinger Group Inc.

Harbinger Group Inc. ("HGI"; NYSE: HRG) is a diversified holding company. HGI's principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI's intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. HGI is headquartered in New York and traded on the New York Stock Exchange under the symbol "HRG." HGI makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the Securities and Exchange Commission.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc., a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, the Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, Remington®, Varta®, George Foreman®, Black & Decker®, Toastmaster®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®,  Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot® and Black Flag®. Spectrum Brands Holdings' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 130 countries.  Spectrum Brands Holdings generated net sales of approximately $3.2 billion in fiscal 2011. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements:

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release contain forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption "Risk Factors" in HGI's Annual Report on Form 10-K for fiscal year ended September 30, 2011, and HGI's Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2012, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

CONTACT:

Harbinger Group Inc.
Tara Glenn, Investor Relations, 212-906-8560
investorrelations@harbingergroupinc.com

or

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

SOURCE Harbinger Group Inc.